Exhibit 3.2(c)
 Amendment to Certificate of Incorporation of the Company, filed August 13, 1996

                            CERTIFICATE OF AMENDMENT

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                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                       PLAY CO. TOYS & ENTERTAINMENT CORP.

         Under Section 242 of the Delaware Corporation Law:

         The undersigned, for the purpose of amending the Certificate of Incorporation of Play Co. Toys & Entertainment Corp., does hereby certify and set forth:

FIRST:

         The name of the Corporation is PLAY CO. TOYS & ENTERTAINMENT CORP.

SECOND:

         The Certificate of Incorporation was filed by the Department of State on June 15, 1994.

THIRD:

         The amendment to the Certificate of Incorporation of the Corporation effected by this Certificate of Amendment is to (i) amend the rights and preferences of the Series D Preferred Stock to include a conversion provision, whereby the share of Series D Preferred Stock shall be convertible into 1,157,028 shares of the Corporation's Common Stock, (ii) amend the designation of the Series E Preferred Stock to designate two separate classes, of which 1,900,000 shares shall be designated the "Series E Class I Preferred Stock" and 100,000 shall be designated as the "Series E Class II Preferred Stock," and
(iii) increase the number of authorized shares of Common Stock from 30,000,000 to 40,000,000. The Certificate of Incorporation of this Corporation is amended by changing "Article Fourth" so that, as amended, said Article shall read as follows:

FOURTH

A. Authorized Capital Stock. The total number of shares of all classes of capital stock which this Corporation shall have authority to issue is FORTY-TWO MILLION (42,000,000) shares consisting of FORTY MILLION (40,000,000) shares of Common Stock, par value $.01 per share (hereinafter, the "Common Stock") and TWO MILLION ONE (2,000,001) shares of preferred stock, par value $.01 per share (hereinafter, the "Preferred Stock"), of which one share has been designated "Series D Preferred Stock," the relative rights, preferences, and limitations of which are as set forth in sub-paragraph (B) of this Article Fourth and 2,000,000 shares have been designated "Series E Preferred Stock," to be issued in classes, of which 1,900,000 shall be designated as the "Series E Class I Preferred Stock" and 100,000 shares as the Series E Class II Preferred Stock," the relative rights, preferences, and limitations of which are as set forth in sub-paragraph
(C) of this Article Fourth.

         B.       Series D Preferred Stock.

     (i) Designation. The designation of this series of Preferred Stock, par value $0.01 per share, shall be the "Series D Preferred Stock."

     (ii) Rank. The Series D Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up, and dissolution, rank (a) junior to the Series E Preferred Stock and any other series of Preferred Stock established by the Board of Directors and, if required by Section (vii), approved by the affirmative vote of the holder of the share of the Series D Preferred Stock, the terms of which shall specifically provide that such series

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shall rank  prior to the Series D  Preferred  Stock  (any other  securities  are referred to herein collectively as the "Senior Securities"), (b) on a parity with any other series of the Series Preferred Stock established by the Board of Directors, the terms of which shall specifically provide that such series shall rank on a parity with the Series D Preferred Stock (the Series D Preferred Stock and any such other securities are referred to herein collectively a the "Parity Securities"), and (c) prior to any other equity securities of the Corporation, including the Common Stock of the Corporation (all of such equity securities of the Corporation to which the Series D ranks prior, including the Common Stock, are referred to herein collectively as the "Junior Securities.")

     (iii) Dividends.

     (a) The holder of the share of Series D Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative dividends at the annual rate of 7%. The dividend is payable within 90 days of each year anniversary thereof (the "Series D Dividend Payment Date"), in preference to dividends on the Junior Securities. Such dividend shall be paid to the holder of record at the close of business on the date ten business days prior to the Series D Dividend Payment Dates, which dividend may be paid in cash or kind, at the discretion of the Corporation. Each of such dividends shall be fully cumulative and shall accrue (whether or not declared), without interest, from the date such dividends are payable as herein provided.

     (b) If at any time the Corporation shall have failed to pay full dividends which have accrued (whether or not declared) on any Senior Securities, no dividend shall be declared by the Board of Directors or paid or set apart for payment by the Corporation on the share of the Series D Preferred Stock or any other Parity Securities unless, prior to or concurrently with such declaration, payment, or setting apart for payment, all accrued and unpaid dividends on all outstanding shares of Senior Securities shall have been or will be declared and paid or set apart for payment, without interest. No dividends shall be declared or paid or set apart for payment on any Parity or Junior securities for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series D Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends. If any dividends are not paid in full, as aforesaid, upon the share of the Series D Preferred Stock and any other Parity Securities, all dividends declared upon the share of the Series D Preferred Stock and any other Parity Securities shall be declared pro rata so that the amount of dividends declared on the share of Series D Preferred Stock and such other Parity Securities shall in all cases bear to each other the same ratio that accrued dividends per share on the Series D Preferred Stock and such other Parity Securities bear to each other. No interest or sum of money in lieu of interest shall be payable in respect of any dividend payment or payments on the Series D Preferred Stock or any other Parity Securities which may be in arrears.

     (c) The holder of the share of the Series D Preferred Stock shall be entitled to receive the dividends provided for in paragraph (iii)(a) hereof in preference to and in priority over any dividends upon any of the Junior Securities.

     (d) Subject to the foregoing provisions of this Section (iii), the Board of Directors may declare, and the Corporation may pay or set apart for payment, dividends and other distributions on any of the Junior Securities and may purchase or otherwise redeem any of the Junior Securities or any warrants, rights, or options exercisable for or convertible into any of the Junior Securities, and the holder of the share of the Series D Preferred Stock shall not be entitled to share therein.


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     (iv) Liquidation Preference.

     (a) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, the holder of the share of Series D Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to $1,400,000 for the share outstanding, before any payment shall be made or any assets distributed to the holders of any of the Junior Securities, provided, however, that the holder of the outstanding share of the Series D Preferred Stock shall not be entitled to receive such liquidation payment until the liquidation payments on all outstanding shares of Senior Securities, if any, shall have been paid in full. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holder of the outstanding share of the Series D Preferred Stock or any other Parity Securities, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holder of the outstanding share of Series D Preferred Stock and the holders of outstanding shares of such other Parity Securities are entitled were paid in full.

     (b) For the purpose of this Article Fourth, neither the voluntary sale, conveyance, lease, exchange, or transfer (for cash, shares of stock, securities, or their consideration) of all or substantially all the property or assets of the Corporation or the consolidation or merger of the Corporation with one or more other corporations shall be deemed to be a liquidation, dissolution, or winding up, voluntary or involuntary, unless such voluntary sale, conveyance, lease, exchange, or transfer shall be in connection with a dissolution or winding up of the business of the Corporation.

     (v) Redemption. The share of Series D Preferred Stock is not redeemable by the Corporation.

     Conversion.

     (a) Subject to and upon  compliance  with the  provisions  of this  Section
(vi), the holder of the share of Series D Preferred Stock shall have the right, at such holder's option, at any time, to convert such share into 1,157,028 shares of the Corporation's Common Stock. The shares issued pursuant to the conversion shall be fully paid and non-assessable shares of Common Stock of the Corporation.

     (b) (i) In order to exercise the conversion privilege, the holder of the share of Series D Preferred Stock shall surrender the certificate representing such share at the office of the transfer agent for the Series D Preferred Stock, appointed for such purpose by the Corporation, with the Notice of Election to Convert on the back of said certificate completed and signed. Unless the shares of Common Stock issuable on conversion are to be issued in the same name in which such share of Series D Preferred Stock is registered, the share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax.

     (ii) As promptly as practicable after the surrender of the certificate for the share of Series D Preferred Stock as aforesaid, the shall issue and shall deliver at such office to such holder, or on his written order, a certificate(s) for the number of full shares of Common Stock issuable upon the conversion of such share in accordance with the provisions of this Section (vi).

     (iii) The conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificate for the share of Series D Preferred Stock shall have been surrendered and such notice

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received by the Corporation as aforesaid, and the person(s) in whose name(s) any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder(s) of record of the shares represented thereby at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such person(s) shall be deemed to have become such holder(s) of record at the close of business on the next succeeding day on which such stock transfer books are open, and such notice is received by the Corporation. All shares of Common Stock delivered upon conversion of the Series D Preferred Stock will, upon delivery, be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

     (c) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common stock held in its treasury, or both, for the purposes of effecting the conversion of the Series D Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of the outstanding share of Series D Preferred Stock not theretofore converted. For purposes of this subsection (c), the number of shares of Common Stock which shall be deliverable upon the conversion of the outstanding share of Series D Preferred Stock shall be 1,157,028 .

     (vii) Voting Rights.

     (a) The holder of the Series D Preferred Stock shall have the right to vote at all meetings of the stockholders of the Corporation, or consent in writing in lieu of voting, or otherwise, solely for the election of the Corporation's Board of Directors.

     (b) At such times as the shares of Series D Preferred Stock is outstanding, the Board of Directors shall be comprised of such odd number of Directors as shall be fixed by the Board of Directors or as stated in the Corporation's Certificate of Incorporation, provided however, that such number of Directors shall not be less than three (3).

     (c) The holder of the share of Series D Preferred Stock, voting as a separate class, shall have the sole right to vote for or consent in writing in lieu of voting, and elect two-thirds (2/3) of the Directors of the Corporation, who shall be known as the Preferred Directors, and to remove any Preferred Directors with or without cause at any time and to fill all vacancies of Preferred Directors.

     (d) So long as any shares of the Series D Preferred Stock are outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least a majority of the outstanding shares of the Series D Preferred Stock, voting as a class, vote to amend the Corporation's Certificate of Incorporation to (i) increase or decrease the aggregate number of authorized shares of the Series D Preferred Stock, (ii) increase or decrease the par value of the Series D Preferred Stock, or (iii) alter the preferences, powers, or rights of the Series D Preferred Stock so as to affect them adversely.

     C. Series E Preferred Stock.

     (i) Designation. The designation of this series of Preferred Stock, par value $0.01 per share, shall be the "Series E Preferred Stock" which shall be issued in classes, the "Series E Class I Preferred Stock (the "Series E Class I") and the "Series E Class II Preferred Stock (the "Series E Class II"). The number of shares of Series E Preferred Stock authorized hereby shall be an aggregate of 2,000,000 shares, 1,900,000 of which are designated as Series E Class I and 100,000 of which are designated as Series E Class II.

     (ii) Rank.  The Series E Preferred  Stock  shall,  with respect to dividend

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rights and rights on liquidation,  winding up, and dissolution,  rank (a) junior to any other Senior Securities established by the Board of Directors and, if required by Section vii, approved by the affirmative vote of the holders of a majority of the shares of the Series E Preferred Stock, the terms of which shall specifically provide that such series shall rank prior to the Series E Preferred Stock, (b) on a parity with any other Parity Securities established by the Board of Directors, the terms of which shall specifically provide that such series shall rank on a parity with the Series E Preferred Stock, and (c) prior to the Series D Preferred Stock and any other Junior Securities of the Corporation.

     (iii) Dividends.

     (a) The holders of the shares of the Series E Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative dividends at $1.00 per share. The dividend is payable within 90 days of each year anniversary thereof (the "Series E Dividend Payment Date"), in preference to dividends on the Junior Securities. Such dividend shall be paid to the holder of record at the close of business on the date ten business days prior to the Series E Dividend Payment Dates, which dividend may be paid in cash or kind, at the discretion of the Corporation. Each of such dividends shall be fully cumulative and shall accrue (whether or not declared), without interest, from the date such dividends are payable as herein provided.

     (b) If at any time the Corporation shall have failed to pay full dividends which have accrued (whether or not declared) on any Senior Securities, no dividend shall be declared by the Board of Directors or paid or set apart for payment by the Corporation on the shares of the Series E Preferred Stock or any other Parity Securities unless, prior to or concurrently with such declaration, payment, or setting apart for payment, all accrued and unpaid dividends on all outstanding shares of Senior Securities shall have been or are declared and paid or set apart for payment, without interest. No dividends shall be declared or paid or set apart for payment on any Parity or Junior securities for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series E Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends. If any dividends are not paid in full, as aforesaid, upon the shares of the Series E Preferred Stock and any other Parity Securities, all dividends declared upon shares of the Series E Preferred Stock and any other Parity Securities shall be declared pro rata so that the amount of dividends declared per share on the Series E Preferred Stock and such other Parity Securities shall in all cases bear to each other the same ratio that accrued dividends per share on the Series E Preferred Stock and such other Parity Securities bear to each other. No interest or sum of money in lieu of interest shall be payable in respect of any dividend payment or payments on the Series E Preferred Stock or any other Parity Securities which may be in arrears.

     (c) Holders of the shares of the Series E Preferred Stock shall be entitled to receive the dividends provided for in paragraph (iii)(a) hereof in preference to and in priority over any dividends upon the Series D Preferred Stock and any other Junior Securities.

     (d) Subject to the foregoing provisions of this Section (iii), the Board of Directors may declare, and the Corporation may pay or set apart for payment, dividends and other distributions on any of the Junior Securities and may purchase or otherwise redeem any of the Junior Securities or any warrants, rights, or options exercisable for or convertible into any of the Junior Securities, and the holders of the shares of the Series E Preferred Stock shall not be entitled to share therein.

     (iv) Liquidation Preference.
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     (a) In the event of any voluntary or involuntary liquidation,  dissolution, or winding up of the affairs of the Corporation, the holders of shares of Series E Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to $1.00 per share for each share outstanding, before any payment shall be made or any assets distributed to the holders of any of the Junior Securities, provided, however, that the holder of the outstanding shares of the Series E Preferred Stock shall not be entitled to receive such liquidation payment until the liquidation payments on all outstanding shares of Senior Securities, if any, shall have been paid in full. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of the outstanding shares of the Series E Preferred Stock or any other Parity Securities, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of the outstanding shares of Series E Preferred Stock and the holders of outstanding shares of such other Parity Securities are entitled were paid in full.

     (b) For the purposes of this Article Fourth, neither the voluntary sale, conveyance, lease, exchange, or transfer (for cash, shares of stock, securities, or their consideration) of all or substantially all the property or assets of the Corporation or the consolidation or merger of the Corporation with one or more other corporations shall be deemed to be a liquidation, dissolution, or winding up, voluntary or involuntary, unless such voluntary sale, conveyance, lease, exchange, or transfer shall be in connection with a dissolution or winding up of the business of the Corporation.

     (v) Redemption. The shares of Series E Preferred Stock are not redeemable by the Corporation.

     (vi) Conversion.

     (a) Subject to and upon  compliance  with the  provisions  of this  Section
(vi), the holder of a share of Series E Preferred Stock designated as Class I Series E Preferred Stock shall have the right, at such holder's option, terminating five years from issuance, to convert such share into twenty full paid and non-assessable shares of Common Stock of the Corporation. A holder of a share of Series E Class I shall have the right, at such holder's option to convert such share immediately upon issuance. A holder of the Series E Class II shall have the right to convert such share, at such holder's option, at any time commencing two years from issuance.

     (b) The holders of shares of the Series E Preferred Stock at the close of business on a Series E Dividend Payment Date shall be entitled to receive the dividend payable on such shares on the corresponding Series E Dividend Date notwithstanding the conversion thereof or the Corporation's default in payment of the dividend due on such Series E Dividend Payment Date (except that holders of shares called for redemption on a redemption date between such record date and the Series E Dividend Payment Date shall not be entitled to receive such dividend on such dividend payment date). However, shares of Series E Preferred Stock surrendered for conversion during the period between the close of business on any Series E Dividend Payment Date and the opening of business on the corresponding Series E Dividend Payment Date (except shares called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the dividend payable on such shares on such Series E Dividend Payment Date. A holder of shares of Series E Preferred Stock on a Series E Dividend Payment Date who (or whose transferee) surrenders any of such shares for conversion into shares of Common Stock on a Series E Dividend Payment Date will receive the dividend payable by the Corporation on such shares of Series E Preferred Stock on such date, and the converting holder need not include payment in the amount of such dividend upon surrender of shares of

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Series  E  Preferred  Stock  for  conversion.  Except  as  provided  above,  the
Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon such conversion.

     (c) (i) In order to exercise the conversion privilege, the holders of each share of Series E Preferred Stock to be converted shall surrender the certificate representing such share at the office of the transfer agent for the Series E Preferred Stock, appointed for such purpose by the Corporation, with the Notice of Election to Convert on the back of said certificate completed and signed. Unless the shares of Common Stock issuable on conversion are to be issued in the same name in which such share of Series E Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax.

     (ii) As promptly as practicable after the surrender of the certificate for shares of Series E Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his written order, a certificate(s) for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this Section
(iv).

     (iii) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series E Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid, and the person(s) in whose name(s) any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder(s) of record of the shares represented thereby at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such person(s) shall be deemed to have become such holder(s) of record at the close of business on the next succeeding day on which such stock transfer books are open, and such notice is received by the Corporation. All shares of Common Stock delivered upon conversion of the Series E Preferred Stock will, upon delivery, be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

     (d) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common stock held in its treasury, or both, for the purposes of effecting conversions of the Series E Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series E Preferred Stock not theretofore converted. For purposes of this subsection (d), the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Series E Preferred Stock shall be computed as if at the time of computation of all such outstanding shares were held by a single holder.

     (vii) Voting Rights. The holders of record of shares of the Series E Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this Section (vii)(a) or as otherwise provided by law.

     (a) So long as any shares of the Series E Preferred Stock are outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least a majority of the outstanding shares of the Series E Preferred Stock, voting as a class, vote to amend the Corporation's Certificate of Incorporation to (i) increase or decrease the aggregate number of authorized shares of the Series E Preferred Stock, (ii) increase or decrease the par value of the Series E Preferred Stock or (iii) alter the preferences, powers or rights of the Series E Preferred Stock so as to affect them adversely.

     (b) In exercising the voting rights set forth in this Section (vii), each share of Series E Preferred Stock shall have one vote per share.

     D. Common Stock.

     (i) Dividends. Subject to the dividend and liquidation rights of the Series D Preferred Stock and the Series E Preferred Stock, the holders of Common Stock shall be entitled to share equally all dividends declared and paid by the Corporation.

     (ii) Voting. The holders of record of Common Stock shall have one vote, on all matters upon which stockholders of the Corporation may vote, for each share of Common Stock held by them.

     (iii) Dissolution, Liquidation, Etc. In the event of the dissolution, liquidation, or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and after the payment to the holders of the Preferred Stock as provided for in this Certificate of Incorporation, the remaining assets of the Corporation shall be distributed to the holders of Common Stock.

FIFTH:

     The amendments to the Certificate of Incorporation set forth above were adopted by written consent of the Corporation's majority shareholder on the 20th day of June 1996.

     IN WITNESS WHEREOF, the undersigned President of this Corporation has executed this Certificate of Amendment on this 8th day of August 1996.

PLAY CO. TOYS & ENTERTAINMENT CORP.



Richard Brady, President



Angela Burnett, Secretary